SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                ----------------
                                January 16, 1996

                             CACI International Inc
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                     0-8401
                            ------------------------
                            (Commission File Number)

                                   54-1345888
                       ---------------------------------
                       (IRS Employer Identification No.)

                              1100 N. Glebe Road
                           Arlington, Virginia 22201
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (703) 841-7800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Effective January, 1996, CACI, Inc., a wholly-owned subsidiary of the Company
(CACI) purchased all of the outstanding shares of the common stock of IMS Technologies, Inc. (IMS) for $6.5 million in cash. The purchase was funded through the Company's line of credit with Signet Bank, and, based upon current forecasts, is expected to provide at least $0.05 in earnings per share during the first full year of operations. The terms of the agreement also provide for the payment of consulting fees of $1.5 million over three years to four founders of IMS. The Company previously announced the signing of a Letter of Intent to acquire IMS on October 27, 1995.

As a result of the acquisition, approximately 285 new employees, generating approximately $21 million in annual revenue, have joined CACI. IMS provides a wide range of computer services, including consulting, programming, communications design and installation, software development, and systems integration, for a variety of applications under U.S. Federal Government and commercial contracts. Major government clients of IMS include the U.S. Navy, the Departments of Justice and Education, the Drug Enforcement Agency, the Social Security Administration, and the Internal Revenue Service. IMS has major offices in Rockville, MD, Dahlgren, VA, Arlington, VA, New Orleans, LA and Cherry Point, NC.

A copy of the Company's January 2, 1996 press release regarding the acquisition of IMS is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)(4)(iv) Consolidated Financial Statements of IMS for the years ended September 30, 1995 and 1994 and Independent Auditors' Report; and

                Unaudited Financial Statements of IMS for the period ending December 2, 1995.

(b) Pro forma financial information of the Company for the year ended June 30, 1995; and

                Pro forma financial information of the Company for the quarter ended September 30, 1995.

                The following pro forma condensed consolidated statements of operations for the year ended June 30, 1995 and the quarter ended September 30, 1995, and the pro forma consolidated balance sheet as of September 30, 1995 are unaudited and have been prepared on a pro forma basis to give effect to the acquisition (accounted for as a purchase) of the business and substantially all of the assets of IMS as if all transactions had occurred on July 1, 1995.

                The pro forma condensed consolidated statements of operations do not purport to represent what the Company's result of operations would actually have been had the transaction in fact occurred at the beginning of the respective fiscal period, or to project the Company's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

(c)             Exhibits.

Exhibit 99(a) Press Release dated January 2, 1996, completion of acquisition of IMS.

                       Consolidated Financial Statements

                            IMS Technologies, Inc.

                    Years ended September 30, 1995 and 1994
                      with Report of Independent Auditors

                            IMS Technologies, Inc.

                       Consolidated Financial Statements


                    Years ended September 30, 1995 and 1994


                                   CONTENTS


Report of Independent Auditors......................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets.......................................2-3
Consolidated Statements of Income...................................4
Consolidated Statements of Stockholders' Equity.....................5
Consolidated Statements of Cash Flow................................6
Notes to Consolidated Financial Statements..........................7

[logo of Ernst & Young LLP]  1225 Connecticut Avenue, N.W.  Phone: 202 327-6000
                             Washington, D.C. 20036



                         Report of Independent Auditors


The Board of Directors and Stockholders
IMS Technologies, Inc.

We have audited the accompanying consolidated balance sheets of IMS Technologies, Inc. as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In accordance with the terms of our engagement, we did not audit the financial statements of Information Management Systems, Inc., a foreign investment, for the year ended September 30, 1995 and 1994. The Company accounts for this interest in the foreign investment using the cost method. During 1994, the investment should have been accounted for using the equity method (Note 4). The effect of this departure from generally accepted accounting principles has not been determined.

In our opinion, except for the effects on the September 30, 1994 financial statements as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMS Technologies, Inc. at September 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

       /s/
-----------------
Ernst & Young LLP
December 1, 1995

                            IMS Technologies, Inc.

                          Consolidated Balance Sheets

                                                         September 30
                                                      1995          1994
                                                  -----------   -----------
ASSETS
Current assets:
  Accounts receivable, net (Note 3)               $ 8,625,867   $ 8,914,417
  Prepaid expenses                                     92,744        93,993
  Prepaid income taxes                                156,296             -
  Deferred income tax benefit (Note 11)               110,000       271,000
  Inventory                                                 -       160,586
                                                  -----------   -----------
Total current assets                                8,984,907     9,439,996
                                                  -----------   -----------
Property and equipment (Note 2):
  Data processing equipment and software            1,662,211     1,632,162
  Office furniture and equipment                      706,976       730,217
  Leasehold improvements                              154,608       155,558
  Vehicles                                             84,771        84,771
  Land                                                 83,980        83,980
                                                  -----------   -----------
                                                    2,692,546      2,686,688
  Less accumulated depreciation
    and amortization                                2,406,854      2,304,300
                                                  -----------    -----------
Net property and equipment                            285,692        382,388
                                                  -----------    -----------

Deferred income tax benefit (Note 11)                 274,000        292,000
Cash surrender value of officers' life insurance      420,254        399,228
Investment in and advances to
  foreign entity (Note 4)                             131,198        131,198
Other assets                                           26,102         27,002
                                                  -----------    -----------
                                                      851,554        849,428

                                                  -----------    -----------
Total assets                                      $10,122,153    $10,671,812
                                                  ===========    ===========

                            IMS Technologies, Inc.

                                                         September 30
                                                      1995          1994
                                                  -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit (Note 5)                         $ 1,428,952   $   622,564
  Accounts payable                                  1,344,345     2,535,941
  Accrued compensation                                900,172     1,009,068
  Payroll taxes and benefits accrued                  215,698       350,357
  Income taxes payable                                      -        71,191
  Other                                                 5,886        25,811
                                                  -----------   -----------
                                                    3,895,053     4,614,932
                                                  -----------   -----------
Long-term liabilities:
  Deferred compensation (Note 7)                      575,253       575,253
  Other                                                     -         2,380
                                                  -----------   -----------
Total long-term liabilities                           575,253       577,633
                                                  -----------   -----------
Total liabilities                                   4,470,306     5,192,565
                                                  -----------   -----------
Stockholders' equity:
  Class B common stock, issued and
  outstanding shares of 70,483 as of
  September 30, 1995 and 1994                             750           750
  Additional paid-in capital                          199,427       199,427
  Treasury stock (Note 8 & 13)                       (299,432)     (299,432)
  Retained earnings                                 5,751,102     5,578,502
                                                  -----------   -----------
Total stockholders' equity                          5,651,847     5,479,247

                                                  -----------   -----------
Total liabilities and stockholders' equity        $10,122,153   $10,671,812
                                                  ===========   ===========

See accompanying notes.

                            IMS Technologies, Inc.

                       Consolidated Statements of Income

                                              Year ended September 30
                                                 1995          1994
                                             -----------   -----------
Revenue                                      $21,734,544   $22,939,203
                                             -----------   -----------
Cost of revenue:
  Direct labor                                 9,977,040    10,273,848
  Operational overhead                         4,887,045     5,175,330
  Other direct costs:
    Subcontractors                             2,346,743     2,150,923
    Other, principally equipment
     and supplies                              1,601,844     2,381,546
    Travel                                       295,025       269,603
                                             -----------   -----------
Total cost of revenue                         19,107,697    20,251,250
                                             -----------   -----------
Gross profit                                   2,626,847     2,687,953

General and administrative expense             2,247,983     2,343,913
                                             -----------   -----------
Income from operations                           378,864       344,040
                                             -----------   -----------

Interest income (expense):
  Interest income                                    778           935
  Interest expense                               (98,266)      (77,480)
                                             -----------   -----------
Net interest expense                             (97,488)      (76,545)
                                             -----------   -----------

Income before income taxes                       281,376       267,495
Provision for income taxes (Note 11)             108,776       113,155
                                             -----------   -----------
Net income                                   $   172,600   $   154,340
                                             ===========   ===========


See accompanying notes.

                            IMS Technologies, Inc.

                Consolidated Statements of Stockholders' Equity


                                     Class B   Additional
                                     Common     Paid-in     Treasury
Retained
                                      Stock     Capital      Stock
Earnings      Total
                                     -------   ----------  ---------
----------   ----------
Balance at September 30, 1993         $750      $199,427   $(299,432)
$5,424,162   $5,324,907
Net income for year ended
  September 30, 1994                     -             -           -
154,340      154,340
                                     -------   ----------  ---------
----------   ----------
Balance at September 30, 1994          750       199,427    (299,432)
5,578,502    5,479,247
Net income for year ended
  September 30, 1995                     -             -           -
172,600      172,600
                                     -------   ----------  ---------
----------   ----------
Balance at September 30, 1995         $750      $199,427   $(299,432)
$5,571,102   $5,651,847
                                     =======   ==========  =========
==========   ==========

</table/

See accompanying notes.

                            IMS Technologies, Inc.

                     Consolidated Statements of Cash Flows

                                                  Year ended September 30
                                                      1995        1994
                                                  ----------    --------
OPERATING ACTIVITIES
Net income                                        $  172,600    $154,340
Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
    Depreciation and amortization                    135,345     180,201
    Deferred compensation expense                          -      40,706
    Gain on disposal                                       -        (131)
    Decrease in receivables of foreign entity              -     180,000
    Changes in operating assets & liabilities:
      Accounts receivable                            288,550     659,212
      Other assets                                   162,735     187,684
      Accounts payable and
        other accrued expenses                    (1,474,585)   (478,312)
      Deferred income taxes                          (31,358)    (99,695)
                                                  ----------   ---------
Net cash (used) provided by
  operating activities                              (746,713)    824,005
                                                  ----------   ---------

INVESTING ACTIVITIES
Purchases of property and equipment                  (39,424)    (98,265)
Proceeds from disposition of property
  and equipment                                          775       1,890
Increase in cash surrender value of
  officers' life insurance                           (21,026)    (23,947)
                                                  ----------   ---------
Net cash used in investing activities                (59,675)   (120,322)
                                                  ----------   ---------

FINANCING ACTIVITIES
Net borrowings on line of credit                     806,388    (690,162)
Payments on long-term notes payable                        -     (13,521)
                                                  ----------   ---------
Net cash provided (used) in
  financing activities                               806,388    (703,683)
                                                  ----------   ---------

Change in cash                                             -           -
Cash at beginning of year                                  -           -
                                                  ----------   ---------
Cash at end of year                               $        -   $       -
                                                  ==========   =========

See accompanying notes.

                            IMS Technologies, Inc.
                    Notes to Consolidated Financial Statements
                          September 30, 1995 and 1994

1.  NATURE OF BUSINESS

IMS Technologies, Inc. (IMS Tech) was formed in fiscal year 1992 as a holding company for Integrated Microcomputer Systems, Inc. (IMS) and IMS Services, Inc.
(IMSS), collectively referred to as the Company. The Company engages in the business of providing a complete range of computer services, including consulting, programming, communications design and installment, software engineering, and systems integration, for a variety of applications under U.S.
Government and commercial contracts.

The majority of the Company's revenue is generated from contracts with the U.S.
Government and its related departments or agencies.

The Company has an investment in a foreign entity that performs similar types of software engineering and systems integration work in the Taiwan market.

2.  SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of the Company is as follows:

Principles of Consolidation and Investment in Foreign Entity
------------------------------------------------------------

The consolidated financial statements of the Company include the accounts of IMS Tech and its wholly owned subsidiaries, IMS and IMSS. All significant intercompany balances have been eliminated in consolidation.

The Company's foreign investment is subject to exchange restrictions and other foreign controls. In view of the uncertainty regarding the availability of and access to its assets, the Company accounts for this investment under the cost method which recognizes income from the foreign entity when dividends are received and records the investment in the foreign entity at the lower of cost or estimated net realizable value.

Revenue and Cost Recognition
----------------------------

Revenue from "cost-plus-fixed-fee" contracts is recognized on the basis of reimbursable contract costs incurred during the period plus an estimate of the fee earned, measured by the cost-to-cost method. Revenue from "fixed-price-labor-hour" and "time and material" contracts is recognized on the basis of hours utilized plus other reimbursable contract costs incurred during the period.

Revenue from "firm-fixed-price" contracts is recognized on the basis of the percentage-of-completion method. Under this method, individual contract revenue earned is measured by the percentage relationship that contract costs incurred bear to management's estimate of total contract costs.

Contract costs include direct costs and allocations of operational overhead.
General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and
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

estimated profitability may result in revisions to costs and revenue and are recognized using the cumulative catch up method in the period in which the revisions are determined.

An allowance is provided for the estimated amount of accounts receivable for which collection is uncertain due to pending final settlement of total contract costs with Federal government customers. This allowance is a component of accounts receivable. Accounts receivable are written off when, in the opinion of management, the amounts are determined to be uncollectible.

Inventory
---------

Inventory is valued at the lower of cost (specific identification method) or market for September 30, 1994. There is no inventory at September 30, 1995.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation and amortization are computed principally using accelerated methods at rates calculated to amortize the cost of the related assets over their estimated useful lives (software - three years; data processing equipment, and vehicles - five years; office furniture and equipment - seven years). Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the related lease.

During fiscal years 1995 and 1994, the Company disposed of data processing equipment, software, and office furniture and equipment which was considered to be damaged or obsolete which had an original cost of approximately $34,000 and $23,000, respectively. This property and equipment was either fully or substantially depreciated at the date of disposal.

Accrued Health Insurance Claims
-------------------------------

The Company provides a self-funded group major medical insurance plan for regular full-time status employees and their eligible dependents. If an employee elects coverage for medical and dental insurance, coverage begins on the first day of employment. Costs of medical and dental care, including an estimate of costs incurred but not reported, are expensed in the period that services are rendered. Accrued health insurance claims have been included in accounts payable on the balance sheet.

Income Taxes
------------

The Company uses the liability method as required by SFAS 109 to account for income taxes. Deferred income taxes reflect net tax effects of temporary differences in the recognition of expenses for tax reporting and financial statement purposes. The sources of these differences include allowances for accounts receivable, accrued health insurance claims, accrued vacation, retainages in accounts receivable, deferred compensation, depreciation and certain other items. There is no valuation allowance for deferred tax assets.

3.  ACCOUNTS RECEIVABLE

Accounts receivable at September 30, 1995 and 1994 consist of the following:

                                            1995           1994
                                         ----------     ----------
Contract receivables:
  Billed                                 $5,722,150     $3,862,511
  Unbilled                                2,855,265      4,881,036
Other accounts receivable                    48,452        170,870
                                         ----------     ----------
                                         $8,625,867     $8,914,417
                                         ==========     ==========

Unbilled receivables include billable costs incurred prior to fiscal year-end, but not invoiced until the subsequent period. The excess of actual costs incurred over the agreed upon billing rates generally are not billable until the completion of the contract and final incurred costs audits have been completed by the DCAA.

4. INVESTMENT IN FOREIGN ENTITY AND RELATED PARTIES

During 1994, the Company reduced its investment in Information Management
Systems, Inc., located in Taipei, Taiwan, from 33 percent to 16 percent. At
September 30, 1995 and 1994, the Company's interest on the investment was 16 percent, which is carried at the lower of cost or market value. No dividends were received from the foreign entity for the years then ended. Revenue and expenses recognized by the Company as a result of subcontractor work performed by the foreign entity represent less than one percent of the consolidated net income for 1995 and 1994.

The following is a summary of the foreign entity's unaudited balance sheets as of September 30, 1995 and 1994:

                                        1995          1994
                                     (Unaudited)   (Unaudited)
                                     -------------------------

Assets                               $2,685,244     $2,606,042
                                     ==========     ==========

Liabilities                          $1,618,565     $1,056,721
Stockholders' equity                  1,066,679      1,549,321
                                     ----------     ----------
                                     $2,685,244     $2,606,042
                                     ==========     ==========

Net (loss) before taxes              $ (429,134)    $ (588,975)
                                     ==========     ==========

The Company was either a prime or subcontractor in two contracts during fiscal year 1995 and 1994 with IMS International, an unaffiliated entity which is owned by an IMS Tech stockholder. One contract was completed in March 1994 and the second as of May 1995. These two contracts in total comprise 3 percent and 8 percent of contract revenue in fiscal year 1995 and 1994, respectively.

5.  LINE OF CREDIT

The Company has a bank line of credit which provides certain operating and financial restrictions on the Company and is subject to renewal annually. The line of credit is renewable annually in February. The Company's approved line of credit was $3.25 million for fiscal year 1995. The line of credit is secured by the Company's billed accounts receivable. The line of credit bears interest at the bank's prime rate, which was 8.75 percent at September 30, 1995.
Interest paid on the line of credit during the years ended September 30, 1995 and 1994 approximated $95,000 and $71,000, respectively.

6.  LEASING ARRANGEMENTS

The Company leases its offices and certain equipment and software under noncancelable operating lease agreements which expire at various dates through
1998. The total minimum rental commitments under these leases at September 30 are as follows:
                      Year ending September 30        Amount
                      ------------------------      ----------
                               1996                 $  945,000
                               1997                    712,000
                               1998                    477,000
                               1999                     18,000
                                                    ----------
                                                    $2,152,000
                                                    ==========

The total rental expense charged to operations was approximately $1,157,000 and $1,265,000 for the years ended September 30, 1995 and 1994, respectively. These amounts include payments to related parties for leased office space of approximately $437,000 each for the years ended September 30, 1995 and 1994.

7.  COMPENSATION

The Company has a profit-sharing plan for eligible employees of IMS and IMSS.
The annual contribution to the plan is at the discretion of the Board of Directors and is limited to that which is deductible under the Internal Revenue
Code. The Company can terminate the plan at any time by giving written notice to the trustee and administrator. During 1993, the Company restructured the profit sharing plan for its IMS employees to a 401(k) matching plan. The amount charged to operations under this plan was $79,000 and $110,000 for the years ended September 30, 1995 and 1994, respectively.

The Company had deferred compensation agreements with its key executives providing for annual payments over a period of 10 years upon retirement, death, or disability. On April 8, 1994, the executives waived their rights to further benefits, accordingly the liability recorded has remained fixed. These agreements do not qualify under the Internal Revenue Code and, therefore, tax deductions are allowable only when the benefits are paid.

8.  STOCKHOLDERS' EQUITY

The Company has entered into stock repurchase agreements with its stockholders.
The Company has the right of first refusal for transfers of the Company's common stock. In addition, the Company may purchase shares in cases in which a stockholder terminates employment with the Company. The purchase price would be based on the most recent audited consolidated balance sheet prior to the date
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

of repurchase. Pursuant to these stock repurchase agreements, the Company repurchased shares from stockholders during the year ended September 30, 1993.
However, during the years ended September 30, 1995 and 1994, the Company elected not to repurchase shares offered for sale. Shares of stock repurchased in 1993 were classified as treasury stock on the financial statements as a reduction to stockholders' equity.

9.  PREFERRED AND COMMON STOCK

IMS Technologies, Inc. is authorized to issue two classes of common stock, which are designated "Class A Common Stock" and "Class B Common Stock", and one class of preferred stock which is designated "Preferred Stock." The total number of shares of Class A Common Stock which the company is authorized to issue is 400,000 shares, and each share has a par value of one cent ($0.01).
The total number of shares of Class B Common Stock which the Company is authorized to issue is 125,000 shares, and each share has a par value of one cent ($0.01). The total number of shares of Preferred Stock which the Company is authorized to issue is 25,000 shares and each share has a par value of one dollar ($1.00). The Company issued shares of its Class B Common Stock in forming IMS Technologies, Inc. as a holding company. There were no shares of Class A Common Stock or Preferred Stock issued and outstanding as of September
30, 1995 and 1994.

Each holder of Class A Common Stock is entitled to one vote while each holder of Class B Common Stock is entitled to 10 votes for each share held on all matters submitted to stockholders of the Company. Outstanding shares of Class B
Common Stock are convertible into shares of Class A Common Stock, on a share-for-share basis, at the option of the holder, on and subject to certain terms and conditions.

The shares of Preferred Stock may be issued in one or more series. The Board of Directors is vested with authority to fix the dividend rate, conversion rights, redemption price, and liquidation preference of any series of shares of Preferred Stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series. None of the holders of Preferred Stock of any series have any voting power for any purpose except as determined by the Board of Directors prior to issuance of any shares of such series.

Any dividends on the capital stock of the Company will be paid by the Company as determined by the Board of Directors. During the fiscal years ending
September 30, 1995 and 1994, no dividends were declared.

10. STOCK OPTIONS

During fiscal years 1994 and 1993, the Company granted 1,550 and 2,836 stock options, respectively, to purchase its common stock at a price equal to the book value at the date of grant. The options granted in 1993 shall become exercisable in two equal annual installments beginning in the year of grant and shall expire 10 years from such date. The options granted in 1994 shall become exercisable in three equal annual installments beginning in the year of grant and shall expire 10 years from such date. There has been no exercise of any of these options as of September 30, 1995. The Company has recorded compensation expense related to these options. There were no stock options granted during fiscal year 1995.

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

11. INCOME TAXES

The provision for income taxes consists of the following for the years ended
September 30, 1995 and 1994:

                                             1995         1994
                                           --------     --------

Current income tax (benefit) provision     $(75,975)    $212,850
Deferred income tax provision (benefit)     183,751      (99,695)
                                           --------     --------
                                           $108,776     $113,155
                                           ========     ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax liabilities and assets as of September 30 are as follows:
                                            1995        1994
                                          --------    --------
Deferred tax liabilities:
  Retainage                               $110,000    $ 84,000
  Prepaid expenses                               -      21,000
                                          --------    --------
    Total deferred tax liabilities        $110,000    $105,000
                                          --------    --------
Deferred tax assets:
  Allowance for bad debt                  $105,000    $112,000
  Self insurance claim reserve              15,000     126,000
  Accrued vacations                        100,000     138,000
  Deferred compensation                    219,000     214,000
  IMS investment writedown                  55,000      55,000
  Book and tax property, plant and
    equipment differences                        -      23,000
                                          --------    --------
      Total deferred tax assets           $494,000    $668,000
                                          --------    --------

Net deferred tax assets                   $384,000    $563,000
                                          ========    ========

12.  CONTINGENCIES

The Company is subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the operations or financial position of the Company.

13. SUBSEQUENT EVENTS

On October 10, 1995, the Company's board of directors decided that consideration be given to the cumulative expenses and efforts provided by a non-employee director for his past seven years serving the Corporation. The
Board decided that 2,000 shares of Class B Common Stock, held in treasury, be issued, at no cost to the director, for his services and expenses.

On October 21, 1995, the principal stockholders of the Company signed a letter of intent with CACI International Inc to sell all of the outstanding shares of the Company's common stock. The agreement calls for a cash payment for the outstanding shares and provides for certain consultant agreements with the Company's principal stockholders. The closing date is scheduled for January 1, 1996. As a result of the letter of intent, the Company has begun to take actions toward sale of the Company, which among other things includes negotiating a early termination of its lease for its headquarters facility and other related costs which may be associated with the intended sale. The estimate of these possible future costs is approximately $180,000 for the termination of the lease and an amount, which has not been quantified by management, for the other related costs.








                             IMS Technologies, Inc.

                              Financial Statements



                         Period Ending December 2, 1995






1.     Before Final Adjustment

2.     After Final Adjustment

       Excluding:

         Land

         Investment in Foreign Subsidiary

         Deferred Compensation Related Asset and Liability

                            IMS Technologies, Inc.

                             Statements of Income
                 For the 2nd Accounting Period Ending 12/02/95
                           (Before Final Adjustments)

Revenues                                             $2,765,504

Cost of Revenue
  Direct labor                                       $1,410,311
  Operational overhead                               $  946,816
  Other direct costs:
    Subcontracting                                   $  203,916
    Other, principally equipment & supplies          $  155,611
    Travel                                           $   11,232
                                                     ----------
  Total cost of revenue                              $2,727,855

Gross profit                                         $   37,619

General and administrative expenses                  $  532,895

Income from operations                               $ (495,276)

Other income (expenses):
  Interest income                                    $     (279)
  Interest expenses                                  $   11,019
                                                     ----------
  Net other income (expenses)                        $   10,740

Income before income taxes                           $ (506,016)

Provision from income taxes                          $  (61,744)

Net income                                           $ (444,272)

                            IMS Technologies, Inc.

                                 Balance Sheet
                 For the 2nd Accounting Period Ending 12/02/95
                           (Before Final Adjustments)

ASSETS

Current Assets
  Cash                                               $         -
  Accounts receivable                                $ 7,434,968
  Inventory                                          $         -
  Prepaid income taxes                               $   487,735
  Prepaid expenses                                   $   113,141
                                                     -----------
  Total current assets                               $ 8,035,844

Property and equipment:
  Data processing equipment & software               $ 1,309,680
  Office furniture and equipment                     $   703,130
  Leasehold improvements                             $   154,608
  Vehicles                                           $    35,952
  Land                                               $    83,980
                                                     -----------
  Total property and equipment                       $ 2,287,350

  Less accumulated depreciation & amortization       $(2,040,207)
                                                     -----------
Net property and equipment                           $   247,143

Other assets:
  Cash surrender value of officers'
    life insurance                                   $   420,254
  Investment in foreign subsidiary                   $   131,198
  Deferred income tax benefit                        $   274,000
  Other assets                                       $    26,102
                                                     -----------
  Total other assets                                 $   851,554

Total assets                                         $ 9,134,541

                            IMS Technologies, Inc.

                            Balance Sheet (cont'd)
                 For the 2nd Accounting Period Ending 12/02/95
                           (Before Final Adjustments)

LIABILITIES AND EQUITY

Current liabilities:
  Line of credit                                     $1,033,620
  Accounts payable                                   $  652,188
  Accrued compensation                               $  937,858
  Payroll taxes & benefit withheld & accrued         $  320,693
  Income taxes payable                               $   73,140
  Other                                              $   68,207
                                                     ----------
  Total current liabilities                          $3,085,705

Long-term liabilities:
  Deferred compensation                              $  575,252
  Deferred income tax payable                        $  105,634
  Other                                              $        -
                                                     ----------
  Total long-term liabilities                        $  680,886

Total liabilities                                    $3,766,592

Stockholders' equity
  Issued and outstanding shares: 72,483
    as of October 10, 1995 and 75,000
    as of September 30, 1992                         $      750
  Additional paid-in capital                         $  227,221
  Treasury stock                                     $ (166,852)
  Retained earnings                                  $5,306,830
                                                     ----------
  Total stockholders' equity                         $5,367,950

Total liabilities and stockholder's equity           $9,134,541

Total stockholders' equity at 8/25/95                $5,586,662
  Increase (decrease) of total
    stockholders' equity                             $ (218,712)

                            IMS Technologies, Inc.

                             Statements of Income
                 For the 2nd Accounting Period Ending 12/02/95
                           (After Final Adjustments)

Revenues                                             $2,765,504

Cost of revenue
  Direct labor                                       $1,410,311
  Operational overhead                               $  946,816
  Other direct costs:
    Subcontracting                                   $  203,916
    Other, principally equipment & supplies          $  155,611
    Travel                                           $   11,232
                                                     ----------
  Total cost of revenue                              $2,727,885

Gross profit                                         $   37,619

General and administrative expenses                  $  593,075

Income from operations                               $ (555,456)

Other income (expenses):
  Interest income                                    $     (279)
  Interest expenses                                  $   11,019
                                                     ----------
  Net other income (expenses)                        $   10,740

Income before income taxes                           $  (566,195)

Provision from income taxes                          $   (61,744)

Net income                                           $  (504,451)

                            IMS Technologies, Inc.

                                 Balance Sheet
                 For the 2nd Accounting Period Ending 12/02/95
                           (After Final Adjustments)

ASSETS

Current Assets
  Cash                                               $         -
  Accounts receivable                                $ 7,434,968
  Inventory                                          $         -
  Prepaid income taxes                               $   487,735
  Prepaid expenses                                   $   113,141
                                                     -----------
  Total current assets                               $ 8,035,844

Property and equipment:
  Data processing equipment & software               $ 1,309,680
  Office furniture and equipment                     $   703,130
  Leasehold improvements                             $   154,608
  Vehicles                                           $    35,952
  Land                                               $         -
                                                     -----------
  Total property and equipment                       $ 2,203,370

  Less accumulated depreciation & amortization       $(2,040,207)
                                                     -----------
Net property and equipment                           $   163,163

Other assets:
  Cash surrender value of officers'
    life insurance                                   $         -
  Investment in foreign subsidiary                   $         -
  Deferred income tax benefit                        $   274,000
  Other assets                                       $    26,102
                                                     -----------
  Total other assets                                 $   300,102

Total assets                                         $ 8,499,109

                            IMS Technologies, Inc.

                            Balance Sheet (cont'd)
                 For the 2nd Accounting Period Ending 12/02/95
                           (After Final Adjustments)

LIABILITIES AND EQUITY

Current liabilities:
  Line of credit                                     $1,033,620
  Accounts payable                                   $  652,188
  Accrued compensation                               $  937,858
  Payroll taxes and benefit withheld and accrued     $  320,693
  Income taxes payable                               $   73,140
  Other                                              $   68,207
                                                     ----------
  Total current liabilities                          $3,085,705

Long-term liabilities:
  Deferred compensation                              $        -
  Deferred income tax payable                        $  105,634
  Other                                              $        -
                                                     ----------
  Total long-term liabilities                        $  105,634

Total liabilities                                    $3,191,339

Stockholders' equity
  Issued and outstanding shares: 72,483
    as of October 10, 1995 and 75,000
    as of September 30, 1992                         $      750
  Additional paid-in capital                         $  227,221
  Treasury stock                                     $ (166,852)
  Retained earnings                                  $5,246,651
                                                     ----------
  Total stockholders' equity                         $5,307,770

Total liabilities and stockholder's equity           $8,499,109

Total stockholders' equity at 8/25/95                $5,586,662
  Increase (decrease) of total
    stockholders' equity                             $ (278,892)







                             CACI International Inc

                   Unaudited Pro-Forma Financial Information
                        For the Year ended June 30, 1995

                              CACI INTERNATIONAL INC
               UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED JUNE 30, 1995


                                               PRO-FORMA
                                 HISTORICAL   ADJUSTMENTS          PRO-FORMA
                                -----------   -----------         -----------
REVENUE                        $232,964,000  $21,735,000  (1)     $254,699,000
                                -----------   ----------          -----------
COST AND EXPENSES
  Direct costs                  126,442,000   14,221,000  (1)      140,663,000
  Indirect cost &
   selling expenses              87,688,000    6,427,000  (1)(2)    94,115,000
  Depreciation & amortization     4,981,000      299,000  (3)        5,280,000
                                -----------   ----------           -----------
   Total operating expenses     219,111,000   20,947,000           240,058,000
                                -----------   ----------           -----------

                                 13,853,000      788,000            14,641,000

Interest expense                    478,000       98,000  (1)          576,000
                                -----------   ----------            ----------

INCOME BEFORE INCOME TAXES       13,375,000      690,000            14,065,000

INCOME TAXES                      5,219,000      267,000  (1)(4)     5,486,000
                                -----------   ----------            ----------

NET INCOME                      $ 8,156,000   $  423,000           $ 8,579,000
                                ===========   ==========            ==========

EARNINGS PER COMMON &
  COMMON EQUIVALENT SHARE             $0.77       $0.04                 $0.81

AVERAGE NUMBER OF SHARES &
  EQUIVALENT SHARES
  OUTSTANDING                    10,611,000   10,611,000            10,611,000
                                ===========   ==========            ==========


(1) Represents the appropriate historical results of IMS for the year ended June 30, 1995. Assumed the purchase took place 7/1/94.
(2) Adjustments include certain officers compensation of $573,000 eliminated due to purchase.
(3)  Includes goodwill amortization of $164,000 for the year.
(4) To record $64,000 tax benefit for goodwill amortization, and an additional $223,000 of tax expense for certain officer compensation reduction.

                             CACI International Inc

                   Unaudited Pro-Forma Financial Information
                    For the Quarter ended September 30, 1995

                             CACI INTERNATIONAL INC
                  UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1995


ASSETS

                                              PRO-FORMA
                               HISTORICAL    ADJUSTMENTS          PRO-FORMA
                               ----------    -----------        ------------
Current assets
  Cash                         $   775,000   $        0         $   775,000
  Accounts receivable, net      59,192,000    8,626,000  (1)     67,818,000
  Deferred income taxes            156,000      110,000  (1)        266,000
  Prepaid expenses               4,161,000      249,000  (1)      4,410,000
                               -----------   ----------         -----------

   Total current assets         64,284,000    8,985,000          73,269,000
                               -----------   ----------         -----------

Fixed assets, net of
  accumulated depreciation
  & amortization                 8,943,000      286,000  (1)      9,229,000
                               -----------   ----------         -----------
  Accounts receivable,
    long term                    6,470,000            0           6,470,000
  Goodwill, net                  7,653,000    2,435,000  (1)(4)  10,088,000
  Deferred income taxes            215,000            0             215,000
  Other assets                   1,186,000      636,000  (1)(3)   1,822,000
                               -----------   ----------         -----------

    TOTAL ASSETS                88,751,000   12,342,000         101,093,000
                               ===========   ==========         ===========


(1) Represents the allocation of the total purchase cost of $8,000,000: purchase price of $6,500,000 plus consulting fees of $1,500,000 to all of the assets, liabilities and intangible assets of IMS Technologies, Inc. The excess of the purchase price over the fair value of the net assets acquired was estimated at $2,476,000 and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation may change during the year ending June 30, 1996 as additional information concerning the net asset valuations is obtained.
(2)  Includes a $6,833,000 payment for IMS acquisition.
(3) Eliminated investment in foreign subsidiary and land (not included in purchase).
(4)  Includes goodwill amortization of $41,000 for the first quarter.
(5) Includes $1,167,000 accrued for the remaining amount due for consulting fees associated with the purchase of IMS.
(6) To record $16,000 tax benefit for goodwill amortization, and a $56,000 expense for certain officers compensation reduction.
(7) Adjustments include certain officers compensation of $143,000 eliminated due to purchase.

                                CACI INTERNATIONAL INC
                    UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET
                  FOR THE QUARTER ENDED SEPTEMBER 30, 1995 - Continued

LIABILITIES AND STOCKHOLDER'S EQUITY

                                              PRO-FORMA
                                HISTORICAL   ADJUSTMENTS            PRO-FORMA
                                ----------   -----------           -----------
Current liabilities
  Notes payable             $ 9,090,000   $ 8,119,000   (2)(7)  $17,209,000
  Accounts payable           15,512,000     2,733,000   (1)(5)   18,245,000
  Accrued compensation
    & benefits               10,588,000       900,000   (1)      11,488,000
  Deferred rent expense         823,000             0   (1)         823,000
  Income taxes payable        1,793,000        40,000   (1)(6)    1,833,000
  Deferred income taxes       1,123,000             0   (1)       1,123,000
                             ----------    ----------           -----------
Total current
    liabilities              38,929,000    11,792,000            50,721,000
                             ----------    ----------           -----------
Long-term liabilities
  Deferred rent expense       2,587,000             0             2,587,000
  Deferred compensation               0       575,000   (1)         575,000
  Deferred income taxes         143,000             0               143,000
                             ----------    ----------           -----------
    TOTAL LIABILITIES        41,659,000    12,367,000            54,026,000
                             ----------    ----------           -----------
Stockholder's equity         47,092,000       (25,000)           47,067,000
                             ----------    ----------           -----------
    TOTAL LIABILITIES &
    STOCKHOLDER'S EQUITY    $88,751,000   $12,342,000          $101,093,000
                             ==========    ==========           ===========

(1) Represents the allocation of the total purchase cost of $8,000,000: purchase price of $6,500,000 plus consulting fees of $1,500,000 to all of the assets, liabilities and intangible assets of IMS Technologies, Inc. The excess of the purchase price over the fair value of the net assets acquired was estimated at $2,476,000 and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation may change during the year ending June 30, 1996 as additional information concerning the net asset valuations is obtained.
(2)  Includes a $6,833,000 payment for IMS acquisition.
(3) Eliminated investment in foreign subsidiary and land (not included in purchase).
(4)  Includes goodwill amortization of $41,000 for the first quarter.
(5) Includes $1,167,000 accrued for the remaining amount due for consulting fees associated with the purchase of IMS.
(6) To record $16,000 tax benefit for goodwill amortization, and a $56,000 expense for certain officers compensation reduction.
(7) Adjustments include certain officers compensation of $143,000 eliminated due to purchase.

                              CACI INTERNATIONAL INC
               UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED SEPTEMBER 30, 1995

                                               PRO-FORMA
                                 HISTORICAL   ADJUSTMENTS           PRO-FORMA
                                -----------   -----------          -----------
REVENUE                         $57,610,000   $5,195,000   (1)     $62,805,000
                                -----------   ----------           -----------
COST AND EXPENSES
  Direct costs                   31,469,000    3,353,000   (1)      34,822,000
  Indirect cost &
   selling expenses              21,237,000    1,621,000   (1)(2)   22,858,000
  Depreciation & amortization     1,242,000       75,000   (3)       1,317,000
                                -----------   ----------            ----------
   Total operating expenses      53,948,000    5,049,000            58,997,000
                                -----------   ----------            ----------
                                  3,662,000      146,000             3,808,000

Interest expense                     41,000       24,000   (1)          65,000
                                -----------   ----------            ----------

INCOME BEFORE INCOME TAXES        3,621,000      122,000             3,743,000

INCOME TAXES                      1,397,000       41,000   (1)(4)    1,438,000
                                -----------   ----------            ----------

NET INCOME                       $2,224,000      $81,000            $2,305,000
                                ===========   ==========            ==========

EARNINGS PER COMMON &
  COMMON EQUIVALENT SHARE             $0.21        $0.01                 $0.22

AVERAGE NUMBER OF SHARES &
  EQUIVALENT SHARES
  OUTSTANDING                    10,693,000   10,693,000            10,693,000
                                ===========   ==========            ==========

(1) Represents the historical results of IMS for the quarter ended September 30, 1995. Assumed the purchase took place 7/1/95.
(2) Adjustments include certain officers compensation of $143,000 eliminated due to purchase.
(3)  Includes goodwill amortization of $41,000 for the first quarter.
(4) To record $16,000 tax benefit for goodwill amortization, and an additional $56,000 of tax expense for certain officer compensation reduction.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



   CACI International Inc
----------------------------
         (Registrant)



By:          /s/                                    Dated: January 16, 1996
   -----------------------------------
   Jeffrey P. Elefante
   Sr. Vice President, General Counsel
   and Corporate Secretary